EXHIBIT B-6

                  SERVICE RECIPROCITY AGREEMENT


     This instrument evidences an agreement made and entered into as of this 20TH day of JUNE, 1986, by and among Kansas City Power & Light Company (hereinafter called "KCPL"), Kansas Gas and
Electric Company (hereinafter called KG&E"), and Wolf Creek Nuclear Operating Corporation (hereinafter called "WCNOC"), each of which shall also be referred to individually as "Corporation" and collectively, as "Corporations".

     WITNESSETH:

      WHEREAS,  WCNOC is jointly owned by KCPL, KG&E  and  Kansas
Electric Power Cooperative, Inc., and

      WHEREAS, each Corporation has established one or more pension plans; and

      WHEREAS, from time to time the Employees (as hereinafter defined) of one Corporation may transfer to another Corporation, with a potential loss or diminution of pension benefits by reason of the break in service provisions or other limitations set forth in the documents governing the pension plans established by such Corporations; and

      WHEREAS, the Corporations desire to enter into an agreement to provide for the recognition of pension service credits earned by such Employees under Related Plans (as hereinafter defined), so that pension service may be preserved for such Employees, as hereinafter provided;

      NOW, THEREFORE, in consideration of the mutual undertakings herein  provided, and for other good and valuable  consideration,
receipt   and   sufficiency  of  which   is   acknowledged,   the
Corporations agreed as follows:

      1. DECLARATIONS. Each of the undersigned officers of the Corporations represents and warrants that he is duly authorized to enter into this Agreement.

      2.    PURPOSE.   The purpose of this Agreement  is  (i)  to
preserve  pension  service used in the determination  of  pension benefits of Employees who would otherwise receive a reduced pension or be ineligible for a pension because their years of service have been divided between or among two or more Corporations, and (ii) to identify the respective responsibilities of each Plan for providing pension benefits to Employees.

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      3.   DEFINITIONS.  The following definitions shall apply to
this Agreement unless another meaning is clearly required by the context; the singular shall include the plural and the masculine, the feminine as the context may require. In no event will the Plans be required to incorporate, directly or indirectly the specific terms or definitions used in this Agreement.

      (a) ADMINISTRATOR. The administrator (or its authorized agent or representative) of each Plan.

      (b)  AGREEMENT.  This Service Reciprocity Agreement.

      (c) COMBINED ELIGIBILITY CREDITS. The aggregate total of an Employee's Primary Eligibility Credits, plus the total of his Related Eligibility Credits.

      (d)   COMBINED PENSION CREDITS.  The aggregate total of  an
Employee's Primary Pension Credits, plus the total of his Related
Pension Credits.

      (e) EMPLOYEE. An individual who has service with one or more of the Corporations.

      (f) FUNDING AGREEMENT. The agreement or other document evidencing the trust or other funding medium of the Plan.

      (g) PLAN. A pension plan established and maintained by a Corporation; provided, however, that pension plans maintained
pursuant  to  collective  bargaining  agreements  shall  not   be
included in this definition unless the collective bargaining agreement expressly so provides.

      (h)   PRIMARY  ELIGIBILITY  CREDITS.   The  total  of   an
Employee's years of service, or portions thereof, under a Primary
Plan which are counted for purposes of determining his vesting and eligibility for a pension under the Primary Plan.

      (i) PRIMARY PENSION CREDITS. The total of an Employee's years of service, or portions thereof, under a Primary Plan which are counted for purposes of determining pension benefit accruals under the Primary Plan.

      (j)   PRIMARY  PLAN.   A  Plan with respect  to  which  the
applicable Administrator is determining the application of the provisions of this Agreement.

      (k) QUALIFIED TRANSFER. Transfer of employment by an Employee from one Corporation to WCNOC or from WCNOC to another

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Corporation,  but only if the Employee accepted  employment  with the transferee Corporation prior to leaving employment with the transferor Corporation.

      (l) RELATED ELIGIBILITY CREDITS. Years of service, or portions thereof, credited to an Employee that are counted for purposes of determining vesting and eligibility for a pension under a Related Plan. An Employee will be entitled to Related Eligibility Credits only if such Employee has engaged in a Qualified Transfer.

     (m) RELATED PENSION CREDITS. Years of service, or portions thereof, credited to an Employee that are counted for purposes of determining pension benefit accruals under a Related Plan. An Employee will be entitled to Related Pension Credits only if such Employee has engaged in a Qualified Transfer.

      (n)   RELATED  PLAN.  With respect to one Plan,  any  other
Plan.

     4.   OPERATIVE PROVISIONS.

      (a)   Each  Corporation  does hereby  recognize  the  Plans
maintained by the other Corporations as Related Plans. The Corporations agree that they shall participate in a reciprocal pension service program in accordance with the provisions of this Agreement.

       (b) In any case in which an Employee has Related Eligibility Credits and applies for a pension, the Administrator of the Primary Plan shall calculate the Combined Eligibility Credits of such Employee and, for the purpose of determining his vesting and eligibility for pension benefits under the Primary Plan, shall treat his Combined Eligibility Credits as if their underlying years of service constituted years of service under the Primary Plan.

      (c) The Administrator of the Primary Plan shall rely upon the provisions of the Primary Plan and related Funding Agreement
(i) in evaluating Related Eligibility Credits to determined whether the Employee has had a break in service, or (ii) in evaluating Combined Eligibility Credits to determine whether the Employee has sufficient service to be eligible for a benefit, or
(iii) in determining whether the Employee's application for benefits is timely and otherwise adequate, and (iv) in determining all other questions relating to vesting and eligibility.

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      (d)   If  (i)  the  Employee was never a participant  in  a
Related Plan or (ii) the Employee's most recent period of Plan participation was in a Related Plan, the amount of pension benefits, if any, payable to such Employee or his beneficiary by the Primary Plan shall be limited to the benefit accrued by the Employee while a Participant in the Primary Plan. The amount of such pension benefit, if any, payable by the Primary Plan, shall be determined solely by reference to the Primary Plan and related Funding Agreement. The Primary Plan shall have no liability or responsibility to pay any Employee for pension benefits accrued by such an Employee while he was a participant under a Related Plan, which amount, if any, shall be paid to him solely by the Related Plan.

       (e) IF the Employee's most recent period of Plan participation was in the Primary Plan, the amount of pension benefits, if any, payable to such Employee or his beneficiary by the Primary Plan, shall be calculated based on his total Combined Pension Credits. In the event such Employee or his beneficiary shall be eligible to receive retirement benefits under one or more Related Plans, the amount of the Employee's or beneficiary's retirement benefits that would be payable at age 65 as a single life annuity, as determined under the Primary Plan, shall be reduced by an amount equal to the retirement benefits payable under the Related Plans, at age 65 as a single life annuity.

      (f) All conditions which ordinarily will apply to the payment of pension benefits by the Primary Plan shall apply in like manner to any payment of pension benefits by it pursuant to this Agreement. Nothing in this Agreement shall require the Administrator to determine an Employee's vesting, eligibility for pension benefits or accrued pension benefits other than in accordance with the express terms and provision of the Primary Plan, which will effect the provisions of this Agreement and may, but need not, incorporate this Agreement by reference.

     (g) In determining Combined Pension Credits, a Primary Plan shall not recognize more than one year of service in any one of its Plan years.

     5.   AMENDMENT.

      (a) All rights of Employees now or hereafter claiming benefits under this Agreement are subject to and conditioned upon the right of the Corporations, acting jointly, to amend or revoke this Agreement.

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      (b)   Notwithstanding  the  provisions  of  the  preceding
paragraph, Employees shall not forfeit any service credits earned by virtue of this Agreement and Employees' accrued benefits shall not be decreased upon amendment or termination of this Agreement; nor shall such amendment or termination adversely affect or prejudice the pensions of those Employees who begin to receive benefits prior to such amendment or termination.

      6. RECORDS AND INFORMATION. Each Corporation agrees to preserve records of pension service that are counted for purposes of determining an Employee's eligibility for a pension under the Plan and other relevant data relating to all its participants, including those who cease to be covered Employees, as long as may be necessary to give effect to this Agreement. Each Corporation agrees to furnish to any other Corporation such data and information as may be reasonably required by such other
Corporation  in  order  to  implement  the  provisions  of   this
Agreement. The furnishing of data or information shall be without charge if it relates to an individual case; but if data of a general nature is requested, and furnished by and with the consent of the Related Plan's sponsor (e.g., data for use in actuarial evaluations or surveys), the cost thereof may be billed to the Corporation requesting the information.

      8. EFFECTIVE DATE. This Agreement shall be effective as of the effective date of the Retirement Plan For Employees of Wolf Creek Nuclear Operating Corporation.

     IN WITNESS WHEREOF, the Corporations have hereunto set their hands and seals the day and year first above written.


                         KANSAS CITY POWER & LIGHT COMPANY

                         By /s/ Arthur J. Doyle

ATTEST:

/s/ S. P. Cowley
Secretary

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                         WOLF CREEK NUCLEAR OPERATING CORPORATION

                         By /s/ Forrest T. Rhodes

ATTEST:

/s/ A. Drue Jennings
Secretary

                         KANSAS GAS AND ELECTRIC COMPANY

                         By /s/ Wilson K. Cadman

ATTEST:

/s/ Richard D. Terrell
Secretary

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